                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 4th day of February, 1997, is entered into by Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and William P. Ferry, residing at 45 Bishops Forest, Waltham, MA 02154 (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ the Employee,
         ------------------
and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for an indefinite term commencing on employee's first day of employment (the "Commencement Date"), subject to termination as set forth below.

     2.  Title; Capacity.
         ---------------

         (a) The Employee shall serve as President and Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the "Board"). The Employee hereby accepts such employment and agrees to undertake the full-time duties and responsibilities inherent in such positions, including such duties and responsibilities as the Board shall from time to time reasonably assign to him consistent with such positions. The Employee agrees to devote his best efforts, attention and energies to the business and interests of the Company. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company and which are not inconsistent with the terms of this Agreement.

         (b) The Company shall use its best efforts to cause the Employee to be nominated and elected as a member of the Board.

         (c) The Company shall use its best efforts to have the Employee elected as Chairman of the Board within twelve (12) months of the Commencement Date. The timing of such election will relate to how quickly Employee meets performance criteria agreed upon by the Employee and the Company for such election. Such criteria will be based principally upon the establishment of a senior management team by the Employee and the identification and recruitment of additional members of the Board.

     3.  Compensation and Benefits.
         -------------------------

         3.1  Salary.  The Company shall pay the Employee, in monthly
              ------
installments, a minimum base salary of Three Hundred Fifty Thousand Dollars ($350,000) per year. Such base salary shall be subject to adjustment thereafter as determined by the Board.

         3.2  Bonuses.
              -------

              (a) The Employee shall be eligible to receive a minimum bonus ("target bonus") of $150,000 at the end of each year, based on the achievement of performance objectives (based primarily on operating profit and cash flow objectives or other mutually acceptable objectives) determined by the Board with the objectives for the initial year being determined within sixty (60) days after the Commencement Date, provided, however, that all of such bonuses shall
                             --------  -------
be guaranteed during the first (1st) year of the Agreement and fifty percent (50%) of such bonus shall be guaranteed during the second (2nd) year of the Agreement. Such annual bonus for the first (1st) and second (2nd) year of this Agreement shall be paid in quarterly installments of $18,750 in March, June, September and December of 1997 and 1998, and the balance for each year shall be paid at the conclusion of the audit for such year (typically sixty (60) days after the end of the year). Bonuses are not guaranteed after years one (1) and two (2).

              (b) The Employee shall be eligible to receive a minimum stretch bonus ("stretch bonus") of $150,000 at the end of each year based on the achievement of performance objectives. During the first two (2) years of this Agreement the bonus payment shall be based on (1) five percent (5%) of operating profit and (2) five percent (5%) of operating cash flow that exceeds 1997 and 1998 operating plan targets; provided that no such stretch bonus will be paid for a year unless the Company at least meets both its operating profit and operating cash flow plan targets for such years. After the first two (2) years of this Agreement, the objectives for the stretch bonus shall be determined by the Board. Such stretch bonuses shall be paid at the conclusion of the audit for such year (typically sixty (60) days after the end of the year). Stretch bonuses are not guaranteed.

         3.3  Options
              -------

              (a) On the date hereof, the Company shall grant to the Employee a non-qualified stock option to purchase one million (1,000,000) shares of Common Stock of the Company at an exercise price equal to the last reported sales price of the Company's Common Stock on the Nasdaq National Market on the effective date of this Agreement (the "Option"). The Option shall vest and become exercisable, at the rate of twenty thousand eight hundred thirty-three (20,833) shares per month commencing at the end of the first month of employment until terminated consistent with the terms of this Agreement. The Option shall be evidenced by a Stock Option Agreement substantially in the form appended hereto as Exhibit A.
   ------- -

              (b) Upon the occurrence of a Change in Control (as defined in Section 8 below), the Option shall become vested and exercisable as to fifty percent (50%) of the number of shares covered thereby that would not otherwise then be vested and exercisable (in reverse order of vesting).

         3.4  Stock.
              -----

              (a)  Stock.  On the date hereof, the Company shall issue and
                   -----
sell to the Employee two hundred thousand (200,000) shares of Common Stock of the Company (the "Restricted Shares"), at a price of $.01 per share, with no restrictions on employee's right to sell or otherwise transfer other than restrictions under the Securities Act of 1933.

              (b)  Loan.  If the Employee is unable, due to restrictions
                   ----
imposed by the Securities Act of 1933 ("SEC Restrictions"), or unwilling to sell a sufficient number of Restricted Shares to satisfy his federal and state tax obligations with respect to the issuance to him of the Restricted Shares (including his obligation to pay to the Company any withholding taxes upon such issuance), the Company shall lend to the Employee such amounts as are necessary to satisfy such obligations. Such loans shall bear no interest until the SEC Restrictions, if such restrictions exist, lapse and shall bear interest at the prime rate less one percent (1%) after such SEC Restrictions lapse or if no such restrictions exist but Employee is unwilling to sell. Such loans shall be due and payable one (1) year after the Commencement Date, provided that the after-tax proceeds of any earlier sale of the Restricted Shares shall be used to prepay such loans.

         3.5  Fringe Benefits.  The Employee shall be entitled to participate
              ---------------
in all medical (full family coverage), insurance and similar benefit programs the Company establishes and makes available to its employees to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four (4) weeks paid vacation per year. The Company shall provide health insurance for employee and his family without exclusions for preexisting conditions. However, if the health insurance provider excludes preexisting conditions, Company will also pay employee's COBRA health insurance continuation payments for twelve (12) months.

         3.6  Reimbursement of Expenses.  The Company shall reimburse the
              -------------------------
Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company's policies, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

     4.  Disability
         ----------

     In the event that Employee becomes physically or mentally disabled or incapacitated such that he is unable to perform the services required of him under this Agreement, then six (6) months after the onset of said physical or mental disability, this Agreement will terminate; provided, however, that during this six (6) month period all compensation, benefits and other terms of this Agreement shall continue; however, such continued payments by the Company shall be integrated with any disability, workers' compensation, or other insurance payments received, such that the total amount does not exceed the compensation as provided by this Agreement. For purposes of this Agreement, physical and mental disability does not include any disability arising from alcoholism or drug abuse.

     5.  Termination of Employment.
         -------------------------

         (a) Termination Without Cause by the Company.  The Company may
             ----------------------------------------
terminate this Agreement at any time and without cause by giving six (6) months written notice to Employee.

             i. In the event the Company terminates this Agreement pursuant to this section on or before the second (2nd) anniversary of the Commencement Date, the Company shall pay to the Employee (1) his base salary through the last day of his actual employment with the Company; (2) the amount by which Nine Hundred Twenty Five Thousand Dollars ($925,000) exceeds the aggregate amount of salary and bonuses previously paid to him under this Agreement, and
(3) Five Hundred Thousand Dollars ($500,000).

             ii. In the event the Company terminates this Agreement pursuant to this section after the second (2nd) anniversary of the Commencement Date, the Company will pay to the Employee (1) his base salary through the last day of his actual employment with the Company; and (2) an amount equal to the higher of Five Hundred Thousand Dollars ($500,000) or the sum of the base salary and target bonus that he would have earned in the year of termination if all performance criteria for his annual bonus target had been achieved.

             iii. Fifty percent (50%) of the total amount due for a termination under this section shall be paid within sixty (60) days after the effective date of termination and the balance shall be paid in twelve (12) equal monthly installments (the "Severance Period"). In addition, in the event of termination under this section, the Company shall continue to provide to the Employee the benefits set forth in Section 3.5 and option vesting continuation for a period of one (1) year after termination.

         (b) Termination for Cause by the Company.  The Company may terminate
             ------------------------------------
this Agreement for cause upon the occurrence of any of the following:

             1.  An intentional act of fraud, embezzlements or theft;

             2. An act or omission constituting gross negligence or gross misconduct which is materially injurious to the Company;

             3.  Employee's death, disability or incapacity pursuant to
                 Section 4 above.


         If the Company terminates Employee's employment for cause pursuant to this section, the Company shall pay the employee the compensation and benefits otherwise payable to him under Sections 3.1 and 3.2 and option vesting continuation under Section 3.3 through the last day of his actual employment by the Company.

         (c) Termination at Employee's Option Without Good Reason. Employee may
             ----------------------------------------------------
terminate this Agreement at any time without good reason by giving sixty (60) days written notice to the Company. In such event, employee shall be entitled to the compensation and benefits otherwise payable to him under Sections 3.1 and
3.2 and his options vesting continuation under Section 3.3 through the last day of his actual employment with the Company. On or after receiving such notice from Employee, the Company may pay Employee's compensation benefits and option vesting continuation through the effective date of his resignation and immediately terminate employee.

         (d) Termination For Good Reason By Employee.  Employee may terminate
             ---------------------------------------
this Agreement for good reason by giving notice to the Company at any time within sixty (60) days after the occurrence of the following events with the exception that notice may be given within one (1) year of a Change in Control as defined in Section 8:

             1. Material breach of this Agreement by the Company, which is not cured within 30 days after written notice thereof;

             2. Failure of Employee to be nominated/elected as a member of the board at the first board meeting after Employee's Commencement Date;

             3. Failure of Employee to be nominated and elected as Chairman of the Board within twelve (12) months of Employee's Commencement Date;

             4. Any requirement by the Company or of any person in control of the Company that the location at which Employee performs his principal duties for the Company be changed to a new location that is outside a radius of thirty (30) miles from the location at which the Employee performs his principal duties for the Company;

             5. Without the Employee's written consent, the occurrence after a Change in Control of the Company as defined in Section 8 below of any of the following circumstances:

                 (i) Any material diminution in the Employee's position, duties, responsibilities, power, title or office as in effective immediately prior to a change in control;

                 (ii) Any reduction in the Employee's annual base salary or target bonuses as in effect on the date hereof or as the same may be increased from time to time;

         If Employee terminates his employment pursuant to this section (d), he will be entitled to the same compensation, benefits and vesting continuation he would receive upon termination without cause by the Company under Section 5(a) above. If the Employee terminates his employment for good reason (as defined above) within one (1) year of a Change of Control as defined in Section 8 below, Employee will become immediately and fully vested in all Options granted under
Section 3.3.

     6.  Non-Compete
         -----------

         (a) During any period of employment, any Severance Period or for one
(1) year after either Employee terminates his employment without good reason pursuant to Section 5(c) above or the Company terminates his employment for cause pursuant to Section 5(b) above, Employee will not directly:

             1. As an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in developing, producing, marketing or selling products or services directly competitive with those developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

             2. Recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company.

         (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     7.  Proprietary Information and Developments.
         ----------------------------------------

         7.1  Proprietary Information.
              -----------------------

              (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

              (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

              (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

         7.2  Developments.
              ------------

              (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

              (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development by the Company or which are made and conceived by the Employee not during normal working hours, not on the Company's premises or not using the Company's tools, devices, equipment or Proprietary Information.

              (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

         7.3  Other Agreements.  Employee represents that his performance of the
              ----------------
terms of this Agreement does not and will not breach any agreement Employee has with any current or former employer or entity.

     8.  Change in Control.
         -----------------

         (a) A "Change in Control" shall occur or be deemed to have occurred
                -----------------
only if any of the following events occur:

             1. Any "person,"as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 133d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities;

             2. Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, a such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

             3. The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined), other than a person holding more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities immediately prior to such recapitalization, acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or (c) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     9.  Arbitration.  The parties agree that to the fullest extent permitted by
         -----------
law, any and all controversies between them, arising out of this Agreement, Employee's employment or termination thereof, including whether any termination is with or without cause and excluding only violations arising under Sections 6 and 7 above, will be submitted for resolution to arbitration, in accordance with the attached Arbitration Agreement, which is incorporated herein by reference. This means that all parties agree that arbitration will be their exclusive forum for resolving disputes between them, involving this Agreement or Employee's employment with the Company or termination thereof. Thus, all parties expressly waive their entitlement, if any, to have such controversies between them decided by a court or jury. The prevailing party in any dispute arising hereunder shall have their attorneys' fees and costs paid by the nonprevailing party.

     10.  Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 10.

     11.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties on the subjects covered herein and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     12.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and the Employee.

     13.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     15.  Miscellaneous.
          -------------

          15.1 No delay or omission by the Company or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     16.  Legal Expenses.  The Company will reimburse the Employee for $3,000 of
          --------------
his legal expenses in connection with this Agreement.

     17.  Effective Date.  The effective date of this Agreement shall be the
          --------------
date it is signed by all parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                                          BANYAN SYSTEMS INCORPORATED

                                          By:  /s/ John Burton
                                             -----------------------------------

                                          Title: Chairman
                                                --------------------------------
                                          EMPLOYEE

                                           /s/ William P. Ferry  2/4/97
                                          --------------------------------------
                                          William P. Ferry

                             ARBITRATION AGREEMENT

     This Agreement is between Banyan Systems Incorporated (hereinafter "the Company") and William P. Ferry (the "Employee"). In consideration for the promises and undertakings set forth below, the Company and Employee agree to the following terms:

     1. Agreement to Arbitrate All Disputes: Private arbitration is the referral of a dispute to an impartial third party instead of a court or jury for a final and binding decision. Any dispute arising out of your employment or other relations with the Company, including termination of employment, including statutory claims, will be submitted to binding arbitration pursuant to the Federal Arbitration Act to the fullest extent permitted by law. The Company and you each expressly waive entitlement, if any, to have any such controversy heard before a court or a jury.

     2.   Time Limits For Initiating Arbitration:  Either party may, within one
(1) year of the occurrence of the event giving rise to the dispute, initiate arbitration by notifying the other in writing. Failure to initiate arbitration within such one (1) year period, or such extended period as may be mutually agreed upon in writing, shall constitute a waiver of any and all claims which shall be forever barred.

     3. Selection Of The Arbitrator: Both parties will attempt to agree upon a mutually acceptable arbitrator. If unable to agree upon an arbitrator then an arbitrator shall be selected in accordance with the then current Employment Dispute Resolution rules of the American Arbitration Association.

     4. Arbitrator's Authority: The hearing will be conducted according to American Arbitration Association Employment Dispute Resolution procedures. The arbitrator shall base the decision on the facts presented at the hearing and in accordance with governing law, including statutory and judicial authority. The arbitrator must follow the policies of the Company in effect at the time of the event giving rise to the dispute. The arbitrator shall not have authority to modify or revoke this Agreement or any Company policy. The arbitrator's decision shall be final and binding upon both parties. The prevailing party shall have all their costs and attorney's fees paid by the nonprevailing party. The cost of the arbitrator will be paid by the nonprevailing party.

     5. Remedies: Any remedies awarded shall be awarded for the purpose of making the injured party whole and shall be limited to actual and foreseeable damages proximately caused by the event giving rise to liability and shall, where applicable, be limited by the terms of this agreement. No punitive damages or damages in the nature of a penalty shall be awarded unless the arbitrator determines that there was a violation of a statute or common law principal which expressly provides for such damages.

     6. LOCATION: Any proceeding under this Agreement shall take place in the greater Boston Area.

     7. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A.

     8. VOLUNTARY AGREEMENT: The parties acknowledge that they enter into this Agreement voluntarily, free from any coercion.

     9. SAVINGS CLAUSE: If any of the provisions of this Agreement are determined to be invalid by a court or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions of this Agreement.

     10. ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements, whether written, oral, express, or implied, between the parties and is the entire agreement of the parties concerning the subjects covered herein.



                                  BANYAN SYSTEMS INCORPORATED


Dated:     2/4/97                 By:  /s/ John Burton
       ____________________            ____________________________


Dated:     2/4/97                      /s/ William P. Ferry
       ____________________            ____________________________
                                       William P. Ferry